                                                                   Exhibit 10.17




                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                     Conejo Valley Development Corporation,
                            a California corporation

                                   AS LANDLORD

                                       and

                              Broadcom Corporation,
                            a California corporation

                                    AS TENANT

                                February 1, 2000

                                TABLE OF CONTENTS

 1. DEMISE............................................................................10

 2. PREMISES..........................................................................10

 3. TERM..............................................................................11

 4. RENT..............................................................................15

 5. UTILITIES AND SERVICES............................................................23

 6. LATE CHARGE.......................................................................25

 7. SECURITY DEPOSIT..................................................................26

 8. POSSESSION........................................................................26

 9. USE OF PREMISES...................................................................27

10. ACCEPTANCE OF PREMISES............................................................28

11. SURRENDER.........................................................................28

12. ALTERATIONS AND ADDITIONS.........................................................29

13. MAINTENANCE AND REPAIRS OF PREMISES...............................................32

14. LANDLORD'S INSURANCE..............................................................34

15. TENANT'S INSURANCE................................................................35

16. INDEMNIFICATION...................................................................36

17. SUBROGATION.......................................................................37

18. SIGNS.............................................................................37

19. FREE FROM LIENS...................................................................37

20. ENTRY BY LANDLORD.................................................................37

21. DESTRUCTION AND DAMAGE............................................................38

22. CONDEMNATION......................................................................41

23. ASSIGNMENT AND SUBLETTING.........................................................42

24. TENANT'S DEFAULT.................................................................46

25. LANDLORD'S REMEDIES..............................................................47

26. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS.................................50

27. ATTORNEY'S FEES..................................................................51

28. TAXES............................................................................51

29. EFFECT OF CONVEYANCE.............................................................51

30. TENANT'S ESTOPPEL CERTIFICATE....................................................51

31. SUBORDINATION....................................................................52

32. ENVIRONMENTAL COVENANTS..........................................................53

33. NOTICES..........................................................................55

34. WAIVER...........................................................................55

35. HOLDING OVER.....................................................................55

36. SUCCESSORS AND ASSIGNS...........................................................56

37. TIME.............................................................................56

38. BROKERS..........................................................................56

39. LIMITATION OF LIABILITY..........................................................56

40. FINANCIAL STATEMENTS.............................................................57

41. RULES AND REGULATIONS............................................................57

42. MORTGAGEE PROTECTION.............................................................57

43. INTENTIONALLY OMITTED............................................................58

44. PARKING..........................................................................58

45. ENTIRE AGREEMENT.................................................................58

46. INTEREST.........................................................................59

47. GOVERNING LAW; CONSTRUCTION......................................................59

48. REPRESENTATIONS AND WARRANTIES OF TENANT.........................................59


49. INTENTIONALLY OMITTED............................................................60

50. SECURITY.........................................................................60

51. JURY TRIAL WAIVER................................................................60

52. RECORDATION......................................................................60

53. INTENTIONALLY OMITTED............................................................60

54. FORCE MAJEURE....................................................................60

55. ACCEPTANCE.......................................................................61

56. RENEWAL OPTION (WITH FMV RENT)...................................................61

57. RIGHT OF FIRST OFFER.............................................................62

58. ARBITRATION......................................................................63

                                INDEX OF EXHIBITS


A       Land

B       Site Plan

C       Commencement and Expiration Date Memorandum

D       Form of Estoppel Certificate

E       Form of Subordination, Non-Disturbance and Attornment Agreement

F       Hazardous Materials Disclosure

G       Permitted Hazardous Materials

                             INDEX OF DEFINED TERMS

                                                            Paragraph #
                                                            -----------
ADA                                                             9
Additional Rent                                                 4
Agents                                                          2
Alterations                                                    12
Bank                                                            7
Base Rent                                                       4
Building                                                        2
Building Amenities                                             12
Casualty Discovery Date                                        21
Commencement Date                                               3
Common Areas                                                    2
Communications Systems                                         12
Computation Year                                                4
Condemnation                                                   22
Conduit                                                        12
CPA                                                             4
Default                                                        24
Due Diligence Period                                           58
Early Occupancy                                                 3
Electric Service Provider                                       5
Emergency Generator                                             5
Environmental Laws                                             32
Expiration Date                                                 3
Extension Notice                                               57
First Offer Price                                              58
Force Majeure                                                  54
Guarantor                                                      24
Hazardous Materials                                            32
Holder                                                         42
Insurance Expenses                                              4
Landlord Parties                                               39
Landlord's Agents                                               8
Landlord's Investment Advisors                                 15
Laws                                                            9
Negotiation Period                                             58
Non-Structural Alterations                                     12
Normal Business Hours                                           5
Operating Expenses                                              4
Option                                                         57
Option Period                                                  57

Parking Areas                                                   2
Premises                                                        1
Private Restrictions                                            9
Project                                                         2
Proportionate Share                                             4
Related Entity                                                 23
Rent                                                            4
Right of First Offer                                           58
Right of First Offer Notice                                    58
Rules and Regulations                                          41
Space Planning Expense                                          4
Structural Components                                           2
Successor Landlord                                             31
Superior Lease(s)                                              31
Superior Lessor                                                31
Superior Mortgage(s)                                           31
Superior Mortgagee                                             31
Systems                                                         4
Taxes                                                           4
Tenant Allowance                                                4
Tenant's Agents                                                 9
Tenant's Property                                              15
Term                                                            3
Third Party Price                                              58
Third Party Terms                                              58
Utilities                                                       4
Utility Expenses                                                4
Year 2000 Compliant                                             4

                                 LEASE AGREEMENT
                             BASIC LEASE INFORMATION
                          Lease Date: February 1, 2000

Landlord: Conejo Valley Development Corporation, a California corporation

Landlord's Address: c/o Zeeco Trading
                    4523 North Houston
                    School Road
                    Lancaster, TX 75134

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

[Insert name and address
of property manager]:

                                      ---------------------------------

                                      ---------------------------------

                                      ---------------------------------
                                      Attn:
                                            ---------------------------
                                      Phone: (   )
                                              --- ---------------------

Tenant: Broadcom Corporation,
        a California corporation

Tenant's Contact Person: Director of Corporate Services

Tenant's Address and
Telephone Number:      16215 Alton Parkway
                       Irvine, CA  92618
                       (949) 450-8700

Building Square Footage:  Approximately Two Hundred Thousand (200,000) rentable square feet in one, partial two-story building (the "Building" or "Project")

Premises Address: 3151 Zanker Road
                  San Jose, CA
                  Attn: Group Controller

Premises:  The Building and all Common Areas, including all associated parking, landscaping and other exterior areas located on the Land (as herein defined).

Tenant's Proportionate Share of Project:   100 %
Tenant's Proportionate Share of Building:  100 %

Length of Term: One Hundred Twenty (120) months

Estimated Commencement Date:  The later of (i) June 1, 2000, or (ii) sixty (60)
                              days after The Current Tenant vacates the Premises

Estimated Expiration Date: May 31, 2010

       Rent Schedule for 3151 Zanker Road, San Jose (200,000 square feet):

          Annual Rent            Monthly Rent         Price/SF           Escalation %
          -----------            ------------         --------           ------------
Yr 1      $5,280,000.00           $440,000.00         $2.20 NNN               Base
Yr 2      $5,464,800.00           $455,400.00         $2.28 NNN               3.5%
Yr 3      $5,656,068.00           $471,339.00         $2.36 NNN               3.5%
Yr 4      $5,854,030.38           $487,835.87         $2.44 NNN               3.5%
Yr 5      $6,058,921.44           $504,910.12         $2.52 NNN               3.5%
Yr 6      $6,270,983.69           $522,581.97         $2.61 NNN               3.5%
Yr 7      $6,490,468.12           $540,872.34         $2.70 NNN               3.5%
Yr 8      $6,717,634.51           $559,802.88         $2.80 NNN               3.5%
Yr 9      $6,952,751.72           $579,395.98         $2.90 NNN               3.5%
Yr 10     $7,196,098.03           $599,674.84         $3.00 NNN               3.5%

Prepaid Base Rent: Eight Hundred Eighty Thousand Dollars ($880,000.00)

Month(s) to which Prepaid Base
Rent will be Applied: First two (2) full calendar months of Lease Term

Security Deposit: Two Million Six Hundred Forty Thousand Dollars ($2,640,000)

Permitted Use:  General office, data and telecommunications research and development and related uses, including, but not limited to, customer service and sales, data and telecommunications and computer labs and repair facilities, employee cafeteria, recreational and similar support facilities, and other uses compatible with zoning, restrictions of record and any other legal restrictions affecting the Project as long as they do not involve (i) any manufacturing operations other than light assembly or (ii) any use of Hazardous Materials whatsoever other than the types and quantities of Hazardous Materials referred to in this Lease as the "Permitted Hazardous Materials."

Broker(s):  BT Commercial (Landlord's Broker) Real Estate & Logistics Technology
            (Tenant's Broker)

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement ("Basic Lease Information") shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the "Lease".

1. DEMISE

     In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the "Premises"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2. PREMISES

     The Premises demised by this Lease is located on that certain parcel of land ("Land") more particularly described on Exhibit "A" attached hereto, and includes the improvements (the "Building Improvements") located on the Land, consisting of: (1) that certain building ( the "Building") specified in the Basic Lease Information and located on the Land as shown on the site plan attached hereto as Exhibit "B" ("Site Plan"); and (2) exterior parking areas (the "Parking Areas"), sidewalks, access driveways, landscaping and other site improvements indicated on the Site Plan (the "Site Improvements") within the Common Areas (as hereinafter defined). The Building has the address and contains the square footage specified in the Basic Lease Information; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof is an approximation which Landlord and Tenant agree is reasonable and no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The Common Areas and the Site Improvements shall be for the exclusive use of Tenant and its agents, employees, customers, invitees, tenants and licensees (the Tenant's "Agents") during the Lease Term (as hereinafter defined). For purposes of this Lease, the term "Common Areas" shall mean all areas and facilities outside the Building and within the exterior boundary line of the Land, and the "Project" shall consist of the Building and the Common Areas.

     Landlord shall deliver in good order, condition and repair, and shall repair and replace, as necessary to Tenant's quiet enjoyment of the Premises, over the entire Term (as such Term may be extended), at Landlord's cost and expense (except as otherwise expressly provided herein), all structural components of the Building, including footings, walls, floor structure and roof structure (collectively, the "Structural Components"). Tenant shall maintain, repair and replace, as necessary for the safe and commercially reasonable operation of the Premises, over the entire Term (as such Term may be extended), at Tenant's cost and expense, all systems servicing the Premises, including the mechanical, HVAC, electrical, plumbing, and fire/life/safety systems (the "Systems").

     Landlord will make no change to the size, layout or location of the parking areas, the number or size of parking spaces, or the locations of access to or driveways within the Common Areas, without the prior written consent of Tenant unless required by applicable governmental authority, quasi-governmental authority or law. No charge or fee (other than the rent payable hereunder, and except as required by applicable governmental authority or law) shall be imposed in exchange for the right of Tenant and its Agents to have access to or from, or to park in, the Parking Areas (except for Tenant's liability for Common Area Operating Expenses, as set forth in Section 4(b) below) for the Term specified herein, as such Term may be extended. This Lease and the obligations of Landlord hereunder are conditioned upon faithful performance by Tenant of all of the agreements and covenants herein set out and agreed to by Tenant. The Project consists of the Premises, which is the entire Building, including, without limitation, all rights with respect to the rooftop of such Building, and the Site Improvements located on the Land. Notwithstanding the foregoing, Tenant agrees and acknowledges that Landlord shall have non-exclusive access to and use of any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevators, pipe and other vertical shafts and ducts, flues and stairwells of the Building, to the extent that such access and use is required
(A) to comply with Landlord's obligations under this Lease, (B) to enforce Landlord's rights under this Lease and (C) to otherwise protect Landlord's interest in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant's use of the Premises.

     No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is temporarily obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

3. TERM

          (a) Term. The term of this Lease (the "Term") shall be for the period of months and days specified in the Basic Lease Information, commencing on the later to occur of the following dates (the "Commencement Date"):

               (1) The date that is sixty (60) days after Lockheed Martin Corporation and any subtenant thereof ("Current Tenant") vacates the Premises; or

               (2) June 1, 2000; subject to Landlord's obligations under
Section 8(b) below.

     In the event the actual Commencement Date, as determined pursuant to the foregoing, is a date other than the estimated Commencement Date, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit "C", wherein the parties shall specify the Commencement Date, the date on which the Term expires (the "Expiration Date") and the date on which Tenant is to commence paying Rent (as defined below).

                (b) Early Occupancy. Tenant shall have the right, but not the obligation, upon the Current Tenant vacating the Building, to take early occupancy before the Commencement Date, of the Premises for the Permitted Use and to enable Tenant and its contractors to install equipment, trade fixtures, furnishings and decorations in the Premises and to commence construction which may include, but is not limited to, installing equipment, furniture, fixtures and all related network and telecommunications cabling ("Early Occupancy"). Such Early Occupancy shall not change the Term Commencement Date or Term Expiration Date. Tenant's occupancy of the Premises under this Section 3(b) shall be upon all the terms, covenants and conditions contained in the Lease, including, without limitation, Tenant's Proportionate Share of Operating Expenses pursuant to Section 4(c)(2)(A) below, except that Tenant shall not be obligated to pay Base Rent or its Proportionate Share of Taxes during the Early Occupancy.

                (c) Tenant Allowance.

                    (1) Landlord shall provide Tenant with a tenant allowance in the amount of Ten and 45/100 Dollars ($10.45) per rentable square foot of the Premises (the "Tenant Allowance"), to be expended at Tenant's discretion subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed and to be funded as provided in paragraph 3(c)(3) below. Landlord shall not charge Tenant any fee of any kind for managing the design and construction of the initial improvements to the Premises (the "Tenant Improvements"); however, any third party charges or expenses incurred by Landlord in connection with the Tenant Improvements shall be deducted from the Tenant Allowance. With the exception of Tenant's personal property and trade fixtures which can be removed by tenant without permanent damage to the Building Systems or Structural Components, all such alterations, additions and improvements shall immediately become Landlord's property and, at the end of the Term hereof, shall remain on the Premises or in the Building without compensation to Tenant; provided, however, that if Landlord at the time of consenting to the making of any alterations, additions and improvements (other than the Tenant Improvements, which shall remain in the Premises) requires that Tenant remove any such installations, alterations additions or improvements, Tenant shall, no later than the end of the Term, at its sole cost and expense, remove the same and repair and restore the Premises and the Building to their original condition at the commencement of the Term.

                    (2) Tenant shall perform its own space planning and design, including the production of construction documents and mechanical, electrical and plumbing plans by engineers selected by Tenant and Tenant shall engage an architect and perform project management services ("Space Planning Expenses"). Space Planning Expenses shall be paid by Landlord, which amount shall be deducted from the Tenant Allowance, but under no circumstances shall Landlord be obligated to pay any amounts towards the Space Planning Expenses in excess of the Tenant Allowance remaining after deduction of the aforementioned third party charges and expenses incurred by Landlord. Subject to the foregoing, Space Planning Expenses incurred by Tenant prior to the Lease Effective Date shall be reimbursed by the Landlord upon the Effective Date.

                    (3) Landlord shall make disbursements from the Tenant Allowance for the payment of the costs of construction of the Tenant Improvements. As the Tenant's general contractor constructs the Tenant Improvements and is entitled to payment (each such payment, a

"Contractor Payment") under Tenant's general contract, Tenant shall notify Landlord as to the date on which Tenant's general contractor and Tenant's architect have scheduled the periodic draw walk (which shall be no more often than twice monthly) and Landlord and Landlord's lender, if any, shall be entitled to participate in the periodic draw walk. Within thirty (30) days after the date on which Tenant's general contractor and Landlord have agreed upon the amount of any periodic draw requests as certified by Tenant's architect, Landlord shall be obligated to reimburse Tenant for Landlord's share of each such Contractor Payment (to the extent certified by Tenant's architect) paid by Tenant to Tenant's general contractor until the balance of the Tenant Allowance has been fully utilized. For purposes hereof, Landlord's share shall be equal to the amount of the Contractor Payment multiplied by the lesser of (x) one (1), or
(y) a fraction determined immediately prior to the first payment under the Construction Contract, the numerator of which is the amount of the Tenant Allowance, and the denominator of which is the total estimated cost of constructing the Tenant Improvements under the general contract (a "Landlord Payment"), which Landlord Payment shall be made by Landlord from the Tenant Allowance and shall not exceed in the aggregate the then unadvanced portion of the Tenant Allowance. All payments of the Tenant Allowance shall be made to Tenant within thirty (30) days after Landlord's receipt of an invoice from Tenant requesting reimbursement of such costs and expenses, which invoice shall include the architects' certification and documentation reasonably acceptable to Landlord and Landlord's lender to confirm payment of such costs and expenses, together with a copy of the draw request and all supporting information and partial lien wavers and releases from Tenant, Tenant's general contractor and subcontractors with contracts in excess of $25,000. Tenant's general contract shall be subject to a 10% retainage by Tenant. Landlord shall not be required to reimburse Tenant for Landlord's share of the required retainage until thirty
(30) days after Landlord's receipt of: (a) written notice from Tenant certifying that Tenant has inspected, approved and accepted the Tenant Improvements, that all work described in the Final Construction Documents has been completed, including punch list items thereunder, and that all costs in excess of the Tenant Allowance have been paid; and (b) Landlord has been provided with final as-built construction drawings and other close out documentation, along with final lien waivers and releases from Tenant, Tenant's general contractor and all subcontractors with contracts in excess of $25,000. Upon the occurrence and during the continuation of any Event of Default by Tenant under the Lease that continues beyond any applicable notice and cure periods, Landlord shall have no obligation to fund or make any further disbursements of the Tenant Allowance. Any portion of the Tenant Allowance not used for the Tenant Improvements, may be used by Tenant to pay for the cost of repairing or restoring the Premises to the condition required for Tenant's surrender thereof. Tenant's general contractor shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

                    (4) Landlord hereby approves either IA or AI as Tenant's architect. Tenant shall deliver to Landlord the construction drawings and specifications including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (the "Preliminary Construction Documents") for all Tenant Improvements desired by Tenant in the Premises, including, without limitation, communications and data cabling, roof-mounted antennae and/or satellite dishes, millwork, cabinetry, woodwork, interior and exterior signage, and customized fixtures, as such documentation is prepared by Tenant's architect, through the schematic, design development and final construction drawings phases of the Preliminary

Construction Documents. Landlord acknowledges that Preliminary Construction Documents may be delivered to Landlord in partial packages relating to certain components of the Tenant Improvements to be installed in the Premises (a "Subphase"); provided, however that Landlord shall not be required to approve any partial package of Preliminary Construction Documents if such package does not contain sufficient information to allow Landlord to approve the portion of the Tenant Improvements identified in such partial package. The Preliminary Construction Documents shall (i) include architectural drawings and specifications for Tenant's partition layout, reflected ceiling, data, voice and electrical outlets, and finish schedule; and (ii) mechanical plans and specifications where necessary for installation of the air-conditioning system and ductwork and heating and electrical facilities.

                    (5) The Preliminary Construction Documents shall be subject to Landlord's approval, which shall not be unreasonably withheld, provided, however, that Landlord's approval rights as to the Preliminary Construction Documents shall be limited to a review of the Preliminary Construction Documents to confirm that: (i) the Tenant Improvements are reasonably compatible with (and not damaging to) the Structural Components and Building Systems, (ii) the Tenant improvements do not materially adversely impact (in Landlord's reasonable judgment) either the exterior appearance or operations of the Building or the appearance or operations of the public areas of the Building and (iii) the Tenant Improvements comply with all any law, statute, ordinance, order, rule, regulation or requirement of any governmental or quasi-governmental authority (collectively, "Legal Requirements"). Within five (5) business days after delivery of a complete set of the Preliminary Construction Documents for any Subphase to Landlord, Landlord shall either approve such Preliminary Construction Documents or notify Tenant of the specific item(s) of such Preliminary Construction Documents of which Landlord disapproves and a detailed description of the reason(s) for such disapproval. If Landlord disapproves any of the Preliminary Construction Documents for any Subphase, within five (5) business days after receipt of Landlord's disapproval notice, Tenant shall revise and resubmit same to Landlord for approval, which approval shall not be unreasonably withheld (the "Revised Construction Documents"). If Landlord does not respond to the Preliminary Construction Documents or the Revised Construction Documents within five (5) business days after receipt of same, such drawings shall be deemed approved as most recently submitted. The above process shall be repeated until such time as Landlord has approved or is deemed to have approved the revised Revised Construction Documents. Both parties agree to use their best efforts to conclude final preparation and approval of the Revised Construction Documents for each Subphase within thirty (30) days after the date on which the Preliminary Construction Documents for such Subphase are initially submitted by Tenant to Landlord. If Landlord disapproves the Revised Construction Documents and Landlord and Tenant are unable to agree upon mutually-acceptable modifications thereto within such thirty (30) day period, Tenant shall have five (5) business days from the expiration of such thirty (30) day period to elect to either accept Landlord's required modifications to the Revised Construction Documents or submit the matter to arbitration before the American Arbitration Association (or its successor) and the decision of the arbitrator will be binding on both parties with the cost of such arbitration being split evenly by the parties and each party bearing its own attorneys' fees and costs.

     The Preliminary Construction Documents or the Revised Construction Documents, as approved (or deemed approved) by Landlord, are hereinafter referred to as the "Final Construction Documents." Tenant may request changes to the Final Construction Documents. Any changes shall be subject to Landlord's approval, to the extent Landlord's approval was originally required with respect thereto pursuant to this Section 3(c). Upon approval (or deemed approval) of the Preliminary Construction Documents or the Revised Construction Documents for any Subphase, Landlord shall not be entitled to subsequently disapprove any changes therein unless such changes results in a material change to, material deviation or material addition to the Tenant Improvements identified in the Preliminary Construction Documents and/or the Revised Construction Documents previously approved or deemed approved by Landlord. Within thirty (30) days after completion of the Tenant Improvements, Tenant shall provide Landlord with a complete set of as-built plans and specifications for the Tenant Improvements.

4. RENT

                (a) Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without abatement (except as expressly provided herein), offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the "Base Rent").

                    Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit and Prepaid Rent specified in the Basic Lease Information to be applied toward Base Rent for the months of the Term specified in the Basic Lease Information.

                    As used in this Lease, the term "Additional Rent" shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.

                (b) Additional Rent.

                    (1) Except for the costs and expenses of those obligations of Landlord to be performed at Landlord's expense, as expressly provided herein, this Lease is intended to be a triple-net lease with respect to Landlord and subject to the provisions of Section 13(b) of this Lease, the Base Rent owing hereunder is (x) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord's ownership and operation of the Project and the Building, and (y) not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises and/or the Building, or any part thereof. The provisions of this Paragraph 4(b) for the payment of Tenant's Proportionate Share(s) of Expenses (as hereinafter defined) are intended to pass on to Tenant, Tenant's share of all costs and expenses relating to Landlord's ownership and operation of the Premises and/or the Building for which Landlord is not expressly obligated to perform at its expense under this Lease. During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (i) Tenant's Proportionate Share(s) of Operating Expenses (as defined below), (ii) Tenant's Proportionate Share(s) of Insurance Expenses (as defined below) attributable to each Computation Year,
(iii) Tenant's Proportionate Share(s) of Utility Expenses (as defined below) attributable to each Computation

Year, and (iv) Tenant's Proportionate Share(s) of Taxes (as defined below) attributable to each Computation Year.

                    (2) As used in this Lease, the following terms shall have the meanings specified:

                        (A) "Operating Expenses" means the total costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, for which Landlord is entitled to reimbursement by Tenant, including, without limitation, all the following items:

                            (i) Common Area Operating Expenses.  All costs to
operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including, without limitation, any Parking Areas owned by Landlord for the use of tenants, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of resurfacing and restriping Parking Areas at such intervals as is reasonable), signs and directories on the Building and/or the Project, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject; provided, however, that Landlord shall obtain Tenant's prior written consent to any and all Landlord's actions relating to any additional charges, assessments, costs or fees levied by any entity over which Landlord exerts control, directly or indirectly, and before entering into any agreement making the Project subject to or a member of an association, which consent shall not be unreasonably withheld by Tenant. Notwithstanding the foregoing, Landlord and Tenant intend that Tenant shall operate, maintain, repair and replace all non-structural components of the Site Improvements, including, without limitation, the Parking Areas, landscaping, lighting and security systems in the Common Areas, and that Landlord shall not incur any costs or expenses relating thereto unless Tenant fails to comply with its maintenance and repair obligations set forth herein. Each of the foregoing costs, if capitalized in accordance with GAAP and having a useful life in excess of five (5) years, shall be paid by Landlord in the same manner and according to the same procedures for payment of the Tenant Allowance and performance of the Tenant Improvements, except that each such capitalized costs advanced by Landlord shall be amortized over its respective useful life, at a rate of return per annum of prime (as stated in the Wall Street Journal) + 3% (the "Rate of Return") and Tenant shall reimburse Landlord for the portion of such cost attributable to the remaining Term of this Lease over the then-remaining Term; in all other instances Tenant shall pay the full cost of such operation, maintenance, repair and replacement. Tenant at its expense, shall (i) enter into an HVAC maintenance contract with a third party vendor acceptable to Landlord, which contract shall require quarterly inspections; and
(ii) enter into a roof maintenance contract with a third party vendor acceptable to Landlord, which contract shall require annual roof inspections. Tenant shall be obligated to promptly and diligently perform all work required under either such contract but in no event shall Tenant unreasonably delay commencement of such work beyond sixty (60) days after the date of any report requiring work to be performed.

                            (ii) Parking Charges; Public Transportation
Expenses. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from any Legal Requirement in connection with the use or occupancy of the Building or the Project, and the cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed by Legal Requirement upon Landlord's ownership and operation of the Building and/or the Project.

                            (iii) Maintenance and Repair Costs. Except for
costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below, or to the extent Landlord receives proceeds of Landlord's insurance with respect thereto or any condemnation award (subject to Landlord's obligation to diligently and reasonably attempt to recover all proceeds and awards available to cover such costs), all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith, including without limitation, (a) all costs paid under maintenance, management and service agreements such as contracts for security and refuse removal, (b) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (c) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the "Systems"), (d) the cost of window glass replacement and repair, and (e) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building, and (f) all costs and expenses incurred in causing the Project to be Year 2000 Compliant (as defined below). Each of the foregoing costs, if capitalized in accordance with GAAP and having a useful life in excess of five (5) years, shall be amortized over its respective useful life, and Tenant shall reimburse Landlord for the portion of such cost attributable to the remaining Term of this Lease over the then-remaining Term in all other instances Tenant shall pay the full amount of such cost. "Year 2000 Compliant" shall mean that all Systems containing or using computers or other information technology will function without material error or interruption resulting from the date change from year 1999 to year 2000, to the extent that information technology of third parties properly communicates date/time data with the Systems. Notwithstanding the foregoing, Landlord and Tenant intend that Tenant shall maintain, replace and repair all of those portions of the Premises, Building and Project which are not included within Landlord's obligations under Paragraph 13(b) below, or which are not covered by Landlord's insurance or any condemnation Award received by Landlord, and that Landlord shall not incur any costs or expenses relating to such portions of the Premises, Building and Project unless Tenant fails to comply with its maintenance and repair obligations set forth herein; provided, however, that Landlord shall advance and amortize the cost of capital repairs with a useful life in excess of five (5) years, as provided in Paragraph 4(b)(2)(A)(i) above.

                            (iv) Life Safety Costs. All costs to install,
maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord's insurance carriers, Legal Requirements or otherwise, subject to the payment provisions of Paragraph 4(b)(2)(A)(i) above with respect to any capital repairs.

                            (v) Management and Administration.  All costs for
management and administration of the Premises, the Building and/or the Project or any part thereof, which shall be covered by a property management fee in the amount of 2% of the Base Rent; provided, that if as a result of Tenant's special requests, including, without limitation, requesting approval of Alterations, or as a result of Tenant's failure to perform any of Tenant's obligations hereunder, Landlord uses a third party management company in which event, in addition to the property management fee paid to Landlord, Tenant shall also pay Landlord's actual cost of engaging such third party management company to respond to Tenant's special requests or Tenant's failure to perform. The property management fee paid to Landlord shall be deemed to cover all costs of accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located on the Project or off-site, payroll taxes and legal and accounting costs, and fees for licenses and permits related to the ownership and operation of the Project.

                            (vi) Capital Improvements. The cost of capital
improvements or other costs incurred in connection with the Project (a) to the extent they reduce the cost to Tenant of operating or maintaining the Project, or any portion thereof, (b) that are required to comply with present or anticipated conservation programs pursuant to any Legal Requirement, (c) which are replacements of nonstructural items located in the Project, including the Common Areas, required to keep the Project, including the Common Areas, in good order or condition, (d) that are required under any Legal Requirement, or (e) subject to Landlord's obligations under Paragraph 13(b), and not including any such costs to the extent Landlord receives proceeds of Landlord's insurance with respect thereto or any condemnation award received by Landlord (subject to Landlord's obligation to diligently and reasonably attempt to recover all proceeds and awards available to cover such costs), that are required in connection with the repair, replacement or improvement of any Systems; provided, that all such capital costs (where such improvements have a useful life in excess of five (5) years), shall be paid by Landlord in the same manner and according to the same procedures for payment of the Tenant Allowance and performance of the Tenant Improvements, except that each such capitalized cost advanced by Landlord shall be amortized over the useful life of the improvements at the Rate of Return, with Tenant's liability therefor limited to the annual cost thereof attributable to that portion of the useful life included within the remainder of the Term; and for any improvements having a useful life of five (5) years or less, Tenant shall pay the full cost of such improvements.

     Notwithstanding anything in this Paragraph 4(b) to the contrary, Insurance Expenses, Utility Expenses and Taxes shall not be deemed to constitute "Operating Expenses" for purposes of this Paragraph 4(b)(2)(A).

                        (B) "Insurance Expenses" means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, and to the extent reasonably allocable to the Project if such insurance covers more than one property, including, without limitation, premiums for "all risk" fire and extended coverage insurance, commercial general liability insurance, environmental insurance (in the form of a Pollution Legal Liability Commercial Real Estate Policy (or any similar form of policy) and with a policy limit not to exceed $5,000,000), rent loss or abatement insurance for a period not to exceed one (1) year (except to the extent a longer period of time is required by Landlord's lender but in any event not to exceed two (2) years), earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its reasonable discretion or that is required to carry by any lender holding a security interest in the Project and any commercially reasonable deductibles paid under policies of any such insurance; provided, however, that any portion of such deductible which is applied to a casualty occurring during the last three (3) years of the Term and which is allocable to a capital replacement or repair having a useful life in excess of five (5) years, shall be paid by Landlord in the same manner and according to the same procedures for payment of the Tenant Allowance and performance of the Tenant Improvements, except that each such capitalized cost advanced by Landlord shall be amortized over the useful life of such repair or replacement at the Rate of Return, and Tenant shall reimburse Landlord for the portion of such cost which falls within the Term of the Lease. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, Building, or Project.

                        (C) "Utility Expenses" means the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, "Utilities"), including any surcharges imposed, serving the Premises, the Building and the Project or any part thereof to the extent not paid by Tenant in accordance with Section 5 below.

                        (D) "Taxes" means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments [subject to the limitations on Landlord's ability to place additional assessments on the Project as set forth above] or charges for Utilities or similar purposes included within any tax bill for the Building or the Project or any part thereof, including, without limitation, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant's delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to,
(i) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. "Taxes" shall also include reasonable legal and consultants' fees, costs and disbursements reasonably incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes. Notwithstanding the foregoing, the following shall be excluded from "Taxes": (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes applied or measured by Landlord's general or net income (as opposed to rents, receipts, or income attributable to operations at the Building), (b) any environmental assessments, charges or liens arising in connection with the remediation of Hazardous Materials (as defined below) from the Project, the causation of which arose prior to the delivery of the Premises to Tenant, or to the extent caused by Landlord or any of Landlord's Agents, (c) costs or fees (other than general real property taxes) payable in connection with Landlord's right to further develop the Project, and (d) property transfer taxes, stamp or recording taxes attributable to Landlord's transfer of ownership of the Project or any interest of Landlord therein. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments (subject, however, to Tenant's right to approve any new or increased assessment within Landlord's control and not included within the assessments covered by Proposition 13), taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease.

                        (E) "Computation Year" shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Proportionate Share(s) of Operating Expenses, of Insurance Expenses, of Utility Expenses, and of Taxes shall be equitably adjusted for the Computation Years involved in any such change.

                        (F) Notwithstanding anything to the contrary in this Lease, the term Operating Expenses does not include the following: (i) repairs, restoration or other work occasioned by condemnation, or by fire, wind, the elements or other casualty to the extent of any net insurance proceeds received by Landlord under any insurance policy maintained by Landlord covering the Project or any portion thereof (subject to Landlord's obligation to diligently and reasonably attempt to recover all proceeds and awards available to cover such costs); (ii) any ground lease payments or any interest or principal payments on any mortgage or other indebtedness of Landlord, and points, commissions and legal fees associated with financing; (iii) compensation paid to any employee of Landlord other than maintenance and property management personnel below the level of project manager, directly associated with the operation and maintenance of the Building or Project (it being agreed that the salaries of such management personnel are covered by the management fee); (iv) any depreciation allowance or expense; (v) repairs, alterations, additions, improvements or replacements made to rectify or correct any non-compliance with any requirements of any governmental authority as of the date of delivery of the Premises to Tenant; (vi) structural repairs or replacements of the Building or Site Improvements of a capital nature, as determined under GAAP; (viii) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord or any of Landlord's Agents; (ix) Landlord's general overhead expenses in excess of the property management fee; and points, commissions and legal fees associated with financing of any portion of the Project; (x) legal fees, accountants' fees and other expenses incurred in connection with disputes with Tenant or associated with the defense of Landlord's title to or Landlord's or Tenant's interest in the Project or any part thereof; (xi) charitable or political contributions of Landlord; (xii) any cost or expense related to the testing for, removal, transportation or storage of Hazardous Materials from the Premises or Project unless such cost or expense arises due to the existence of Hazardous Materials arising from the actions of Tenant or its Agents; (xiii) interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations, to the extent not caused by Tenant's default; (xiv) renovations to the Premises to the extent not related to repairs, maintenance or replacement required to be performed by Tenant pursuant to this Lease or repairs or replacements made to rectify or correct any defect in the design, materials or workmanship of any portion of the Structural Components; (xv) any environmental assessments, charges or liens arising in connection with the remediation of Hazardous Materials (as defined below) from the Building or Project, the causation of which arose prior to the date of delivery of the Premises to Tenant, or to the extent caused by Landlord or any of its Agents; (xvi) costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the Project other than Alterations to the Project made by or for Tenant, including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans; and (xvii) reserves.

          (c) Tenant's Tax Liability. Tenant's liability for Taxes hereunder shall be prorated to reflect the Commencement Date and the date of expiration or termination of this Lease. In the case of any Taxes which may be evidenced by bonds or which may be paid in annual or other periodic installments, Landlord shall cause such bonds or assessments to be paid in installments over the maximum period permitted by law, and Tenant shall be responsible for paying only the installments which become due and payable during the Term; provided, however, that Landlord shall not initiate or consent to, the imposition of any such bonds or assessments other than those evidenced by a lien in effect as of the date of execution of this Lease. Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment, reassessment or allocation of Taxes payable by Tenant hereunder, in whole or in part. Tenant may act in its own name and/or the name of Landlord, and Landlord shall, at Tenant's request and expense, cooperate with Tenant in any way Tenant may reasonably require in connection with such contest. Tenant may utilize any legal procedure for payment under protest, if available, provided that, if required by Landlord, Landlord's mortgagee or a prospective purchaser of the Project, Tenant shall utilize a legal procedure for payment that is satisfactory to such mortgagee or prospective purchaser, as applicable. Tenant shall indemnify, hold harmless and defend Landlord and the Project from any liens, liabilities or damages arising out of any contest of Taxes by Tenant and shall pay any Taxes ultimately determined to be due, together with any interest or penalties charged by the taxing entity. If a reduction in property taxes and/or assessments is obtained for any year of the Term during which Tenant paid Tenant's Proportionate Share of Taxes, then Landlord shall provide Tenant with a credit against Tenant's next due obligations for Rent and Tenant's Proportionate Share of Operating Expenses, Insurance Expenses, Utilities Expenses and Taxes or, if none, refund such amounts to Tenant within thirty (30) days based on such adjustment.

     If at least twenty (20) days prior to the last day for filing application for abatement of real estate taxes for any tax year, Tenant shall give notice to Landlord that Tenant desires to file an application for abatement of real estate taxes for said tax year and, if within ten (10) days after the receipt of said notice, Landlord shall not give notice to Tenant that it shall file such application, Tenant shall have the right either in its own name or in the name of Landlord, but at its own cost and expense to file such application. If within ten (10) days after receipt by Landlord of such notice by Tenant, Landlord shall give Tenant notice that Landlord shall file such application, Landlord shall file the same prior to the expiration of the time for filing of the same, at its own cost and expense. In the event, notwithstanding the foregoing, if any abatement by whomever prosecuted shall be obtained, the cost and expense of obtaining the same shall be a first charge upon the said abatement. If Tenant shall file an application for abatement pursuant to the provisions of this paragraph, Tenant will prosecute the same to final determination with due diligence and shall not, without Landlord's written consent (which consent will not be unreasonably withheld, conditioned or delayed) settle, compromise or discontinue the same, except, however, Tenant may discontinue the prosecution of the same at any time after giving Landlord notice thereof and an opportunity to take over the prosecution of the same. If Landlord shall file an application for abatement for any tax year after having received notice from Tenant that Tenant desires to file an application for abatement for said tax year, Landlord shall prosecute the same to final determination with due diligence and shall not, without Tenant's written consent (which consent will not be unreasonably withheld, conditioned or delayed), settle, compromise or discontinue the same, except, however, Landlord may discontinue the prosecution of the same at any time after giving Tenant notice thereof and an opportunity to take over the prosecution of the same. If either party shall prosecute an application for abatement, the other party will cooperate and furnish any pertinent information in its files reasonably required by the prosecuting party at no expense to such party.

     Neither the filing of an application for abatement of real estate taxes, nor the prosecution of any other proceedings contesting the amount or validity of any real estate taxes, shall relieve Tenant of its obligations to pay real estate taxes as and when provided herein. All abatements of real estate taxes previously paid by Tenant shall belong to Tenant less the costs and expenses reasonably incurred in obtaining such abatement.

          (d) Payment of Additional Rent.

                (1) Except as otherwise provided in this Lease, Tenant shall pay all Additional Rent to Landlord within thirty (30) days after receipt of an invoice therefor from Landlord. With respect to any capital improvements which are to be amortized over the useful life of such improvements pursuant to
Section 4(b)(2) above this Lease, Landlord shall pay the cost of such improvements and Tenant shall reimburse Landlord in the manner provided in Paragraph 4(b)(2)(A)(i) above. Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for payment of any amount due to Landlord in excess of the Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided.

                (2) With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building, Tenant's "Proportionate Share" shall be the percentage set forth in the Basic Lease Information as Tenant's Proportionate Share of the Building.

          (e) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 46 below, are referred to as the "Rent". All Rent shall be paid in lawful money of the United States of America. Checks are to be made payable to ______________ and shall be mailed to: _________________________________, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

          (f) Audit Rights. Tenant or its CPA (as defined below) shall have the right, at Tenant's sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the "CPA"), upon at least thirty (30) days prior notice to Landlord at any time during regular business hours, and no more frequently than once per calendar year, to audit, review and photocopy Landlord's records pertaining to Operating Expenses for the immediately previous calendar year only, which shall be maintained in the State of California. Any disputes between Landlord and Tenant concerning Landlord's accounting of Additional Rent shall be resolved using generally accepted accounting principles ("GAAP"). If it is determined from Tenant's audit of such operating expenses that Tenant was overcharged by more than ten percent (10%), such overcharge shall entitle Tenant to credit against its next payment of operating expenses the amount of the overcharge and the costs associated with the audit (and, if such credit occurs following the expiration of the Term, Landlord shall pay the amount of such credit to Tenant within thirty (30) days after Landlord's receipt of an invoice from Tenant). If the audit determines that the Tenant was overcharged less than ten percent (10%), such overcharge shall entitle Tenant to credit against its next payment of operating expenses the amount of the overcharge and Tenant shall pay for all costs associated with the audit, including Landlord's out-of-pocket costs. If the audit shall determine that Tenant was undercharged for the operating expenses, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall pay for all costs associated with the audit, including Landlord's out-of-pocket costs. Assignees of Tenant may only audit periods for which they occupy the Leased Premises and subtenants of Tenant are not entitled to any audit rights. Tenant agrees to keep all information thereby obtained by Tenant confidential.

5.   UTILITIES AND SERVICES

          (a) Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, oil, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term (collectively, "Utilities"), including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (except to the extent such costs were included in the determination of the Turnkey Amount), and (ii) penalties for discontinued or interrupted service. Tenant, at Tenant's sole cost and expense, shall arrange for janitorial services for the Premises. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all Utilities as may be required by Tenant in the use of the Premises. Tenant shall have the right to select the providers for all utilities servicing the Premises. Landlord shall not be liable for any damages resulting from interruption of, or Tenant's inability to receive such service, and any such inability shall not relieve Tenant of any of its obligations under this Lease.

          (b) Tenant shall have the right, at Tenant's expense (subject to the Tenant's right to receive the Tenant Allowance to cover such expense), to increase the electrical capacity within the Building at any time and from time to time, subject to compliance with all governmental regulations and in accordance with the rules and practices of the Board of Fire Underwriters.

          (c) Subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to install one or more emergency diesel-powered generators ("Emergency Generator(s)") in an area adjacent to or in the Building or within the Common Area. The location of the Emergency Generator(s) shall be reasonably acceptable to both parties. Tenant shall be responsible for all costs and expense associated with the Emergency Generator(s), including, but not limited to, design, permits, installation and any damage to the Building and Common Areas caused by the removal of the Emergency Generator(s) at the expiration of the Term, which removal shall be performed by Tenant on or before the Expiration Date.

          (d) Without limiting the terms of Paragraph 5(a) above, Tenant acknowledges that it shall contract directly with the local electrical supplier to provide electricity for the Building, and that Tenant reserves the right to change the provider of such service at any time and from time to time in Tenant's sole discretion (any such provider being referred to herein as the "Electric Service Provider"). Tenant shall cooperate with Landlord, and Landlord shall cooperate with Tenant, and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including without limitation, either by contracting for, or by allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (a) to install, repair, replace, improve and remove and any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (b) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Tenant shall provide such information and specifications regarding Tenant's use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. Except to the extent arising from the gross negligence or willful misconduct of Landlord or any of Landlord's Agents in their activities on, in, under or about the Project or Premises, in no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including without limitation loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.

          (e) Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project by Legal Requirement, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of governmentally-mandated rationing or restrictions or by Law.

          (f) Except to the extent arising from Landlord's or any of its Agents' gross negligence or willful misconduct, Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.

          (g) Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, and Landlord shall have no liability for loss or damage in connection therewith. Tenant's consumption of electricity shall not exceed the Building's capacity as such capacity may be increased by Tenant from time to time in accordance with paragraph 5(b) above.

6.   LATE CHARGE

     Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent within three (3) days after their due date, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount, plus any costs and attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, that if Tenant establishes and maintains a direct deposit account with ______________ for payment to the account of ______________, during such period Landlord agrees that Tenant shall only be liable for a late charge equal to five percent (5%) if payment of any overdue amount is not received within five (5) days following notice from Landlord that such amounts were not received when due. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment and shall not be construed as a penalty. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

Initials: Landlord: /s/ MK                   Tenant: /s/ WJR
                    -----------                      ------------


7.   SECURITY DEPOSIT

     Concurrently with Tenant's execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy any Default by Tenant under this Lease, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be -required to spend by reason of Tenant's Default, and (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's Default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five (5) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant's failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

8.   POSSESSION

          (a) Tenant's Right of Possession. Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.

          (b) Delay in Delivering Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord's agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors or Landlord's Investment Advisors (as hereinafter defined) (collectively, "Landlord's Agents"), be liable to

Tenant for any loss or damage resulting therefrom; provided, however, that if the Current Tenant has not vacated the Premises on or before March 31, 2000, Landlord shall immediately and diligently pursue such legal action as is reasonable under the circumstances to cause the Current Tenant to vacate the Premises as soon as possible after such date, including, but not limited to, diligently prosecuting an unlawful detainer action against the Current Tenant; further provided, however, if the Current Tenant has not vacated by June 15, 2000, Tenant or Landlord may terminate this Lease by written notice given to the other no later than June 15, 2000. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The Expiration Date shall be extended by the same number of days that Tenant's possession of the Premises was delayed beyond the Estimated Commencement Date.

9.   USE OF PREMISES


          (a) Permitted Use. The use of the Premises by Tenant and Tenant's agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, "Tenant's Agents") shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from the Project. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance on the Premises, the Building or the Project. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant's Permitted Use or any other use or action by Tenant or Tenant's Agents which increases Landlord's premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.

          (b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant's Agents shall, at Tenant's expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, "Laws"), now in force or which may hereafter be in force pertaining to the Premises or Tenant's use of the Premises, the Building or the Project; (2) all recorded covenants, conditions and restrictions affecting the Project ("Private Restrictions") now in force or which may hereafter be in force (provided, however, that Landlord shall not impose any new Private Restrictions on the Project which will increase the cost of Operating Expenses or adversely affect Tenant's use or occupancy of the Premises without Tenant's prior written consent, which Tenant may withhold in its reasonable discretion); and (3) reasonable Rules and Regulations (as defined in Paragraph 41 of this Lease). Without limiting the generality of the foregoing, to the extent Landlord is required by the city or county in which the Building is located to maintain carpooling and public transit programs, Tenant shall reasonably cooperate in the implementation and use of these programs by and among Tenant's employees. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

          (c) Compliance with Americans with Disabilities Act. Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented, including, without limitation, all requirements of Title 24 of the State of California Code (collectively, the "ADA"). Any tenant improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance of such tenant improvements therewith shall be a part of and included in the costs of the tenant improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all tenant improvements strictly complies with all requirements of the ADA. If any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Tenant, at Tenant's sole cost and expense. Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA. Within ten
(10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Landlord's Agents harmless and indemnify Landlord and Landlord's Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Agents violation of the ADA. Tenant agrees that its obligations herein shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, in the event Tenant is obligated to defend Landlord pursuant to any obligation hereunder, it shall not be reasonable for Landlord to object to counsel appointed by Tenant's insurance carrier as required by any applicable insurance policy covering the cost of such defense.

10.  ACCEPTANCE OF PREMISES

     By entry hereunder, Tenant accepts the Premises as suitable for Tenant's intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

11.  SURRENDER

     Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior and exterior walls repainted and repaired, and all floors cleaned and waxed and on the last day of the Term Tenant shall also pay to Landlord a cash payment in the amount of 50% of the cost of the carpets installed in the Premises by Tenant as part of its Tenant Improvements (and Tenant shall provide to Landlord evidence of such amount within thirty (30) days after completion of the Tenant Improvements)(provided, that if Tenant fails to make such payment then Landlord shall be entitled to deduct such amount from any Security Deposit to which Tenant is entitled upon expiration of the Term) and (b) otherwise in accordance with Paragraph 32(e). Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant's Property (as hereinafter defined) and Tenant's signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant's expense to remove any or all Alterations and to repair any damage caused by such removal. Any of Tenant's Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All tenant improvements and Alterations except those which Landlord requires Tenant to remove in accordance with Landlord's rights set forth in this Lease shall remain in the Premises as the property of Landlord.

12.  ALTERATIONS AND ADDITIONS

          (a) Except with respect to any alterations, additions or improvements to the Premises or any part thereof costing less than $100,000, and which do not affect the Structural Components of the Building or any Building systems ("Non-structural Alterations"), Tenant shall not make, or permit to be made, any alterations, additions or improvements to the Premises or any part thereof (hereinafter referred to individually as an "Alteration" and collectively as the "Alterations") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the Structural Components, the Systems or any portion thereof, as reasonably determined by Landlord. Tenant shall be required to notify Landlord in writing before making any Non-structural Alterations, and, within thirty (30) days after completion of such Non-structural Alterations, Tenant shall provide Landlord with accurate as-built drawings of such Non-structural Alterations.

          (b) Notwithstanding the provisions of Section 12(a), Tenant shall have the right, at its sole cost and expense, to remove or alter the Premises' tennis court, volleyball court, lap pool and/or Jacuzzi (the "Building Amenities") upon notice to Landlord but without obtaining the prior consent of Landlord, provided that at the end of the Term hereof, upon

Landlord's request, Tenant, at its sole cost and expense, shall restore and/or replace any such removed or altered Building Amenity to its condition as of the date of this Lease.

          (c) Notwithstanding the provisions of Section 12(a) above, Tenant shall have the right, at its sole cost and expense, to trench in any exterior area within the boundaries of the Land for the purposes of "hard wiring" voice and data transmissions ("Conduit") between (i) the street and the Building or,
(ii) an adjacent parcel and the Building, subject in such event to the Landlord's right to require removal of such Conduit at the end of the Term and to Landlord's approval of any easements over such adjoining parcel required in connection with such Conduit, pursuant to reasonable specifications which have been approved in writing by Landlord and Tenant. Except as otherwise provided in this Section 12(c), at the end of the Term hereof, Tenant shall not be required to remove any properly installed underground Conduit.

          (d) Subject to the provisions of Section 12(a) above, Tenant shall have the exclusive right, at its sole cost and expense, to install communications systems and equipment on or around the Building, Parking Area and Common Areas ("Communications Systems"). All permits, application fees, and all costs associated with the Communications Systems shall be Tenant's responsibility. Tenant, at its sole cost and expense, shall have the exclusive right to install, maintain, and from time to time replace Communications Systems on the roof of the Building, provided that prior to commencing any installation or maintenance, Tenant shall (i) obtain Landlord's prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) of the proposed size, weight and location of the Communications Systems and method for fastening the Communications Systems to the roof, (ii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, and (iii) obtain, at Tenant's sole cost and expense, any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise any roof penetration related to the installation of any Communications Systems, and Landlord may charge Landlord's reasonable out-of-pocket costs of any such supervision performed by a third-party consultant to Tenant. Tenant agrees that all installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant shall repair any damage to the Building caused by Tenant's installation, maintenance, replacement, use or removal of the Communications Systems. The Communications Systems shall be considered Tenant's Trade Fixtures (as defined below) and shall remain the property of Tenant, and Tenant may remove the Communications Systems at its cost at any time during the Term. Tenant shall remove the Communication Systems at Tenant's cost and expense upon the expiration or termination of this Lease. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of a Communications Systems, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord's Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Communications Systems.

          (e) Any Alteration to the Premises shall be at Tenant's sole cost and expense (except to the extent that Tenant's initial improvements are covered by the Tenant Allowance), in compliance with all Legal Requirements and the reasonable requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord. Before Alterations may begin, valid building permits or other permits or licenses required under applicable Laws must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its reasonable out-of-pocket costs of hiring any third-party engineer or architect to review plans and documents. Tenant shall maintain during the course of construction, at its sole cost and expense, builders' risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a "broad form" commercial general liability and property damage policy of insurance naming Landlord, Tenant, Landlord's Investment Advisors, any property manager designated by Landlord and Landlord's lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

          (f) Equipment, improvements and appurtenances other than Tenant's Trade Fixtures, furnishings and trade equipment (as described below) attached to or built into the Premises prior to or during the Term shall be and remain part of the Premises and are intended as real estate fixtures and shall not be removed by Tenant, unless otherwise instructed by Landlord to remove the same in accordance with this Section 12. All wiring, circuit breakers, transformers, cabling, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, panelling, molding, shelving, radiator enclosures, flooring, HVAC equipment and HVAC ducts shall be deemed to be real estate fixtures, whether or not attached to or built into the Premises; provided, however, that any HVAC equipment installed by Tenant to handle loads in excess of that covered by the HVAC capacity of the Building as of the date of this Lease and electrical systems for backup emergency power may be removed by Tenant at any time prior to the expiration of the Term as long as Tenant repairs any damage to the Building which may result from such removal. Any trade fixtures, furniture and trade equipment installed by the Tenant which may be removed from the Premises without injury thereto (including, without limitation, demountable partitions, refrigerators and other kitchen appliances, computer racking and similar demountable fixtures) (collectively, "Trade Fixtures") shall remain the property of the Tenant and shall be removed by the Tenant, at the Tenant's sole cost and expense, from the Premises upon the expiration or earlier termination of this Lease. In the event Tenant fails to remove said articles prior to or upon the expiration or earlier termination, they shall be deemed abandoned and may be disposed of by Landlord in any way it sees fit, all at Tenant's sole cost and expense

(including any costs to repair any damage caused by such disposal). Except as otherwise provided herein, all alterations and improvements to the Premises put in at the expense of Tenant shall become the property of Landlord and shall remain upon and shall be surrendered with the Premises as part thereof at the termination of this Lease, or at Landlord's option, provided Landlord shall have advised Tenant in writing at the time of its consent to said alterations and improvements that the same must be removed and restored to its original condition; provided, that if Landlord's consent is not required with respect to any such Alterations, Landlord shall have the option to cause Tenant to remove any such Alterations unless Tenant obtained Landlord's consent prior to constructing or installing such Alterations and Landlord did not advise that the same must be removed and restored to its original condition. The Landlord acknowledges Tenant's right to finance and to secure under the Uniform Commercial Code, Tenant's inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Property, other than the fixtures, equipment and other improvements required to be titled in the name of Landlord, and Landlord agrees, at Tenant's cost and expenses, to execute Landlord's waiver forms and other similar documentation (in form and substance reasonably satisfactory to Landlord) in favor or any purchase money seller, Landlord or lender who has financed or may finance in the future such items.

          (g) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless either (1) Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment, or (2) such additional air conditioning capacity or electrical systems are included in Tenant's plans.

          (h) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant has provided Landlord with written notice of the date Tenant desires to commence construction or installation of such Alterations at least fifteen (15) days in advance of such commencement date, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

          (i) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.

13.  MAINTENANCE AND REPAIRS OF PREMISES

          (a) Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a), 13(b), 21 and 22 hereof, keep, maintain, repair and replace in good order and condition to a standard consistent with a Class "A" office building comparable to other Class "A" office buildings in the vicinity of the Building, the following items: the Premises and Tenant's Property, including, without limitation, the roof coverings, the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas, all specialty lamps, bulbs, starters and ballasts, and all of Tenant's security systems in or about or serving the Premises. Tenant shall not do nor shall Tenant allow Tenant's Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

          (b) Repair by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and replace the Structural Components and, during the initial Term of this Lease, at the request of Tenant (which request shall be based on the recommendation of a reputable roofing consultant that replacement of the roof is necessary) to replace the roof; provided, however, with respect to the roof replacement, such replacement shall take place during regular business hours and Tenant shall have the responsibility, at its cost and expense, of moving any of Tenant's equipment located on the roof as necessary for such roof replacement and Landlord shall have no liability to Tenant as a result of any interference with Tenant's business as a result of such roof replacement or movement of such equipment; further provided that Landlord shall reasonably cooperate with Tenant to minimize any interference with Tenant's business during such replacement, and Tenant shall pay any resulting increase in the cost of replacement of the roof required by Tenant in order to minimize the interference with Tenant's business. Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project, caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant's Agents, and require Tenant to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith; and further provided that the foregoing obligations of Tenant for such repairs or cost of repairs shall be limited to any repairs or costs of repairs not covered by any net insurance proceeds received by Landlord under any fire, extended coverage or "all risk" insurance policy which Landlord is obligated to maintain at Tenant's expense, . Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

     If Landlord fails to reasonably act to perform its repair obligations of this Paragraph 13 (b) or to restore any existing utilities interrupted between the street and the Building caused by Landlord's or any of its Agents' gross negligence or willful misconduct, and such failure materially affects Tenant's ability to use and occupy the Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, to perform such repairs and/or maintenance if such failure continues for more than ten (10) business days after written notice from Tenant; provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than ten (10) business days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance and thereafter diligently pursue such repairs and/or maintenance to completion. In such event, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to complete such repairs and/or maintenance within thirty (30) days after receipt of Tenant's written demand therefor, together with copies of the paid invoices evidencing the costs incurred by Tenant. Any repairs and/or maintenance permitted herein shall be performed in a good and workmanlike manner by licensed contractors. If Landlord objects to the repairs and/or maintenance performed or the expenses incurred by Tenant in performing such work, Landlord shall deliver a written notice of Landlord's objection to Tenant within thirty (30) days after Landlord's receipt of Tenant's invoice evidencing the expenses incurred by Tenant. Landlord's notice shall set forth in reasonable detail Landlord's reasons for its claim that such repairs and/or maintenance were not required or were not Landlord's obligations in the terms of this Lease and/or the reasons for Landlord's dispute of the expenses incurred by Tenant in performing such work. If Landlord and Tenant fail to resolve any such dispute within said thirty (30) day period, after Landlord has notified Tenant of Landlord's objections, the matter shall be resolved by binding arbitration.

          (c) Tenant's Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

14.  LANDLORD'S INSURANCE

     Landlord shall, unless Tenant is designated the insuring party by Landlord and Tenant in writing, purchase and keep in force at all times during the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring the Premises and Site Improvements in an amount equal to 100% of the full replacement value of the Building and Site Improvements (excluding the costs of work and improvements installed at Tenant's expense, and less a commercially reasonable deductible) and which shall provide coverage for damages caused by Tenant's negligence. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord may, upon at least thirty (30) days prior written notice to Tenant (so that Tenant may adjust its business interruption insurance accordingly), obtain and maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period not to exceed twelve (12) months (unless a longer period is required by Landlord's lender but not to exceed twenty-four (24) months) if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease. If Landlord carries earthquake insurance, the premiums for such insurance shall not exceed the premium rate, as adjusted from time to time, of the California Earthquake Authority as applicable to the Premises or if no such rate is applicable to the Premise, then at a commercially reasonable rate, and in the event any earthquake damage occurs resulting in Tenant liability for the deductible during the last three (3) years of the Term, Tenant's payment of such deductible shall be amortized over the useful life of the improvements subject to repair or replacement as a result of such damage, at the Rate of Return and shall be payable in monthly installments for the portion of the useful life which falls within the Lease Term.

15.  TENANT'S INSURANCE

          (a) Commercial General Liability Insurance. Tenant shall, at Tenant's expense, secure and keep in force a "broad form" commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord's investment advisors and agents from time to time, including, without limitation, ____________ (collectively "Landlord's Investment Advisors"), and Landlord's lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than twenty-five thousand dollars ($25,000.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days prior written notice to Landlord. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state/commonwealth in which the Premises are located for the issuance of such type of insurance coverage and rated B+:XIII or better in Best's Key Rating Guide.

          (b) Personal Property Insurance. Tenant shall procure and maintain during the Term, at its expense, a policy of "special purpose" insurance covering leasehold improvements paid for by Tenant and Tenant's Trade Fixtures and other personal property from time to time in, on, or at the Premises, in an amount not less than eighty percent (80%) of the full replacement cost to provide protection against events protected under "fire and extended coverage," as well as against sprinkler damage, vandalism, and malicious mischief, with a commercially reasonable endorsement. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions.

          (c) Worker's Compensation Insurance; Employer's Liability Insurance. Tenant shall, at Tenant's expense, maintain in full force and effect worker's compensation insurance with not less than the minimum limits required by law, and employer's liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000).

          (d) Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days notice has been given to Landlord).

16 . INDEMNIFICATION

          (a) Of Landlord. Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord's Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys' fees, costs and disbursements) arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant's Agents, or from any activity done, permitted or suffered by Tenant or Tenant's Agents in or about the Premises, the Building or the Project, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant's Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant's Agents, and (3) any action or-proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord's Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except that which is caused by the sole active gross negligence or willful misconduct of Landlord or Landlord's Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.

          (b) No Impairment of Insurance. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

          (c) Of Tenant. Landlord shall indemnify and hold harmless Tenant and Tenant's Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorney's fees, costs and disbursements) arising from the gross negligence or willful misconduct of Landlord or Landlord's Agents.

17.  SUBROGATION

     Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property or environmental insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18. SIGNS

     Tenant, at Tenant's sole cost and expense, shall have the exclusive right to place signs on the exterior of the Building, on monuments in the Common Areas, and elsewhere within the Project at Tenant's sole cost and expense and in compliance with all applicable Legal Requirements.

19.  FREE FROM LIENS

     Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys' fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics' and materialmen's liens. Tenant shall give to Landlord at least five (5) business days' prior written notice of commencement of any repair or construction on the Premises.

20.  ENTRY BY LANDLORD

     Tenant shall permit Landlord and Landlord's Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice at least 24 hours in advance of such entry (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the sole active gross negligence or willful misconduct of Landlord or any of Landlord's Agents); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary "for lease" signs during the last six months of the Term, provided that such "for lease" signs to be placed in a location that does not interfere with Tenant's then-existing signage, and the size of which shall not exceed one hundred (100) square feet, and shall include such riders as may be reasonably requested by Tenant (such as "do not disturb occupant" and "tenant relocating to larger space"). No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency.

21.  DESTRUCTION AND DAMAGE

          (a) If the Premises are damaged by fire or other perils covered by extended coverage insurance, Tenant shall give Landlord immediate notice thereof and Landlord shall, at Landlord's option:

                (1) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, Landlord may elect, by written notice to Tenant within forty-five (45) days after the date of casualty: (A) to terminate this Lease as of the date when the Premises or the Building are so destroyed or made unfit for occupancy, if the amount of insurance proceeds is inadequate to cover the costs of repair or restoration of the Premises, or if the duration of such work of repairs or restoration is reasonably estimated by Landlord to exceed six (6) months after Landlord is able to take possession of the damaged Premises to make such repairs or undertake such restoration pursuant to a good faith estimate from a third-party general contractor reasonably qualified to perform such work; or (B) to repair, restore or rehabilitate the Premises or the Building at Landlord's expense within six (6) months after Landlord is enabled to take possession of the damaged Premises or the Building and undertake reconstruction or repairs; and if Landlord elects to so repair, restore or rehabilitate the Premises or the Building, this Lease shall not terminate, Landlord in good faith shall attempt to complete its work as promptly as reasonably possible, and Rent shall be abated on a per diem basis proportionate to the extent and for the period during which the Premises are unfit for occupancy (but only to the extent of rental abatement insurance proceeds received by Landlord and subject to Landlord's obligation to diligently and reasonably attempt to recover all proceeds and awards available to cover such costs). Landlord's failure to elect to terminate this Lease in a timely fashion shall constitute its election to proceed to repair the Premises. In the event Landlord shall proceed pursuant to the provisions of this paragraph 21(a)(1), and shall not substantially complete the work within said six (6) months period (excluding from said period loss of time (not to exceed twelve
(12) additional months in the aggregate) resulting from adjustment of insurance, labor difficulties or other Acts of God) either Landlord or Tenant may then terminate this Lease, as of the date when the Premises or the Building were made unfit for occupancy, by written notice to the other not later than thirty (30) days after the expiration of said six (6) month period, computed as herein provided. In the event of termination of this Lease pursuant to this Paragraph 21(a)(1), Rent shall be apportioned on a per diem basis to and including the effective date of such termination, and Tenant shall promptly vacate the Premises and surrender the same to Landlord. In the event Landlord elects to terminate this Lease pursuant to clause (A) above, Tenant may elect to preserve this Lease without modification or amendment by timely notification thereof to Landlord given within ten (10) business days following Landlord's termination notice, whereby Tenant agrees to either, (1) if termination is based on the duration of repairs, pay such excess costs (such as overtime or additional personnel) as Landlord and Tenant may reasonably determine are required in order to cause completion of such work of repairs to occur within such six (6) month period, or (2) if termination is based on the cost of repairs exceeding the proceeds of insurance, timely undertake such reconstruction or repairs at Tenant's sole cost and expense (except, and only to the extent insurance is available to Landlord for such reconstruction or repairs, such insurance proceeds shall be made available to Tenant for such purpose), all such reconstruction or repairs shall be performed by Tenant as "Alterations" in accordance with Section 12, with the cost of such reconstruction or repairs, in excess of the insurance proceeds received from Landlord, paid by Tenant (and Tenant shall provide Landlord with security satisfaction to Landlord assuring such payment). If Tenant gives such notice, then Tenant shall not have any further right to terminate this Lease as a result of such casualty. If neither Landlord nor Tenant elects to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

                (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within the earlier of (A) six (6) months after Landlord is enabled to take possession of the damaged Premises or the Building, or (B) two hundred seventy (270) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than six (6) months after Landlord is enabled to take possession of the damaged Premises or the Building or two hundred seventy (270) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, and Rent shall be abated on a per diem basis proportionate to the extent and for the period during which the Premises are unfit for occupancy (but only to the extent of rental abatement insurance proceeds received by Landlord), or Landlord may elect not to repair or restore, in which event the Lease shall terminate except as provided below. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction. Landlord's failure to elect to terminate this Lease in a timely fashion shall constitute its election to proceed to repair the Premises. In the event Landlord shall proceed pursuant to the provisions of this subparagraph 21(a)(2), and shall not substantially complete the work within said six (6) months period (excluding from said period loss or time resulting from adjustment of insurance, labor difficulties or other Acts of God) either Landlord or Tenant may then terminate this Lease, as of the date when the Premises or the Building were made unfit for occupancy, by written notice to the other not later than thirty (30) days after the expiration of said six (6) month period, computed as herein provided. In the event of termination of this Lease pursuant to this paragraph 21(a)(2), Rent shall be apportioned on a per diem basis to and including the effective date of such termination, and Tenant shall promptly vacate the Premises and surrender the same to Landlord. In the event Landlord elects to terminate this Lease pursuant to this paragraph 21(a)(2), Tenant may elect to preserve this Lease without modification or amendment by timely notification thereof to Landlord given within ten (10) business days following Landlord's termination notice, whereby Tenant agrees to either, (1) if termination is based on the duration of repairs, pay such excess costs (such as overtime or additional personnel) as Landlord and Tenant may reasonably determine are required in order to cause completion of such work of repairs to occur within such six (6) month period, or (2) if termination is based on the cost of repairs exceeding the proceeds of insurance, timely undertake such reconstruction or repairs at Tenant's sole cost and expense (except, and only to the extent insurance is available to Landlord for such reconstruction or repairs, such insurance proceeds shall be made available to Tenant for such purpose), all such reconstruction or repairs shall be performed by Tenant as "Alterations" in accordance with Section 12, with the cost of such reconstruction or repairs, in excess of the insurance proceeds received from Landlord, paid by Tenant (and Tenant shall provide Landlord with security satisfactory to Landlord assuring such payment). If Tenant gives such notice, then Tenant shall not have any further right to terminate this Lease as a result of such casualty. If neither Landlord nor Tenant elects to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

                (3) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, either Landlord or Tenant may elect to terminate this Lease by written notice of such election given to the other party within thirty (30) days after the Casualty Discovery Date.

          (b) If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

          (c) Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:

                (1) If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration, regardless of whether or not the Premises is destroyed, unless Tenant elects to contribute any shortfall, or to restore or repair the Premises as provided above; or

                (2) If the Building or the Project or any substantial portion thereof is damaged or destroyed during the last twelve (12) months of the Term, regardless of whether or not the Premises is destroyed.

          (d) In the event of repair and restoration as herein provided, the monthly Rent shall be abated proportionately in the ratio which Tenant's use of the Premises is impaired during the period of such repair or restoration, but only to the extent of rental abatement insurance proceeds received by Landlord; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the wrongful acts or negligent inaction of Tenant or Tenant's Agents, unless, and to the extent, rental abatement insurance proceeds are available for such period of repair or restoration. Except as expressly provided in this Section 21, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord's Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

          (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant's expense, Tenant's Alterations which were not constructed by Landlord.

          (f) Tenant hereby waives the provisions of California Civil Code
Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

          (g) Notwithstanding anything to the contrary contained in this Lease, in the event Tenant pays to Landlord as Additional Rent an amount allocable to the premium for rent insurance and Landlord intentionally fails to obtain the rent insurance for which such payment was made by Tenant, then in the event of a casualty, Tenant shall not be required to pay Rent to the extent Tenant would have been entitled to an abatement of such Rent pursuant to this Section 21 had Landlord obtained the rent insurance for which Tenant had paid such premium.

22.  CONDEMNATION

          (a) If twenty-five percent (25%) or more of either the Premises, the Building or the Project or the parking areas for the Building or the Project is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "Condemnation"), and the proceeds of any award received by landlord for such Condemnation are insufficient to restore the Building or the project to support the Permitted Uses in substantially the manner they were supported prior to such

Condemnation, Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant's business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord's Agents from responsibility for and waives its entire claim of recovery against Landlord for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises, the Building or the Project or the parking areas for the Building or the Project following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the parking areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, the Building or the Project or the parking areas for the Building or the Project, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

          (b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexplored term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant's relocation expenses or the value of Tenant's Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord) and Tenant's goodwill attributable to the Premises, provided that such award does not reduce any award otherwise allocable or payable to Landlord.

23.  ASSIGNMENT AND SUBLETTING

          (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this
Section 23, provided that Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder Unless Tenant is publicly traded on a national stock exchange of the United States, a transfer of greater than a fifty percent (50%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions shall be deemed to be an assignment under this Lease. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within ten (10) business days of receipt of the foregoing, to (1) consent to the proposed assignment or sublease, or (2) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. If Landlord fails to exercise its options within said ten (10) business day period, Landlord shall be deemed to have consented to the proposed assignment or sublease.

          (b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and
(2) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, or (ii) the portion of the Premises to be sublet does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes.

          (c) Notwithstanding the provisions of this Section 23 to the contrary, Tenant shall have the right to sublease or assign any portion of the Premises to any related entity, parent company, subsidiary, affiliate or any entity resulting from a transfer of control of Tenant ("Related Entity") with written notice to Landlord, but without Landlord's consent, provided that either (1) the Related Entity has a net worth equal to or greater than that of Tenant as of December 31, 1999, (or Four Hundred Ninety Eight Million Six Hundred Ninety Nine Thousand Dollars $498,699,000), or (2) the obligations of such Related Entity under this Lease are guaranteed by Tenant or a Related Entity of Tenant having a net worth equal to or greater than that of Tenant as of December 31, 1999. Landlord shall not be entitled to any of the excess rent resulting from an assignment or sublease to a Related Entity.

          (d) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable and customary market-based leasing commissions, reasonable legal fees and costs, Landlord's fee for review and the cost of tenant improvements for the transferee (not to exceed $5.00 per rentable square foot leased by such transferee) if any, to the extent reasonably incurred by Tenant in connection with such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, which commissions shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. The assignment or sublease agreement, as the case maybe, after approval by Landlord, shall not be amended without Landlord's prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

          (e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignment or subletting).

          (f) Tenant shall pay Landlord's reasonable fees (including, without limitation, the fees of Landlord's counsel), incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease.

          (g) Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 23, Tenant's assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

          (h) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after an Event of Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this

Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.

          (i) Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provision and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar in connection with the proposed assignment or sublease.

          (j) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or, subject to Tenant's rights acknowledged by Landlord under paragraph 23(k) below, to allow any other person to occupy or use the Premises or any portion thereof.

          (k) Landlord acknowledges that Tenant's business to be conducted in the Premises may require the installation of certain equipment by certain licensees and customers of Lessee (collectively, "Customers") in order for such Customers to interconnect with Tenant's equipment in the Premises or to permit Tenant to operate such Customers' equipment, and so long as such Customers are not granted possessory rights to any portion of the Premises (whether as assignees, sublettees or licensees), these contracts with the Customers shall not be deemed prevented by or subject to this Section 23, and these Customer contracts or licenses do hereby have the Landlord's consent at no additional consideration to Landlord for the limited purpose of permitting Tenant's services and uses described above.

24.  TENANT'S DEFAULT

     The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

          (a) The abandonment of the Premises by Tenant for a period of ten (10) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

          (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) days after the same is due;

          (c) A general assignment by Tenant or any guarantor or surety of Tenant's obligations hereunder (collectively, "Guarantor") for the benefit of creditors;

          (d) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

          (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof,

          (f) Intentionally Deleted;

          (g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 40;

          (h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

          (i) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;

          (j) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraphs (b), (1) or (m) above or any other subparagraphs of this Paragraph 24, which shall be governed by such other Paragraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within sixty (60) days after the giving of the aforesaid written notice;

          (k) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months; and

          (l) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof.

          (m) Tenant agrees that any notice given by Landlord pursuant to Paragraph 24(k) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161.1, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

25.  LANDLORD'S REMEDIES

          (a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

                (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or
(4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Allowance (such Tenant Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant's previous lease obligations; plus

                (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

                (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law

                (7) As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1 174 and II 79, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

          (b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant's. right to possession of the Premises:

                (1) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof, or

                (2) The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease or in the Premises.

          (c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

          (d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord's sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          (e) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

          (f) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

          (g) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

          (h) Landlord's Lien. In addition to any statutory lien Landlord has, but subject and subordinate to any purchase money financing, capital lease or similar security interest of any third parties in Tenant's personal property, Tenant hereby grants to Landlord a continuing security interest for all sums of money becoming due hereunder upon personal property of Tenant situated on or about the Premises which cannot be removed without material damage to the Project and such property will not be removed therefrom without the consent of Landlord until all sums of money then due Landlord have been first paid and discharged. If a default occurs under this Lease, Landlord will have, in addition to all other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including, without limitation, the right to sell the property described in this subjection (h) at public or private sale upon five (5) days' notice to Tenant, subject to any such prior interest in the Tenant's personal property. This contractual lien will be in addition to any statutory lien for rent.

26.  LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

          (a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord's option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant's Agents.

          (b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord's option, without any obligation to do so, to perform any of Tenant's covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project or for the preservation of the rights and interests or safety of other tenants of the Building or the Project.

          (c) If Landlord performs any of Tenant's obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and

Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) twelve percent (12%) per annum, or (ii) the highest rate permitted by applicable law.

27.  ATTORNEY'S FEES

          (a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

          (b) Without limiting the generality of Paragraph 26(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys' fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

28.  TAXES

     Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant's Property. If any Alteration installed by Tenant pursuant to Paragraph 12 or any of Tenant's Property is assessed and taxed with the Project or Building, Tenant shall pay such taxes directly to the taxing authority, prior to delinquency.

29.  EFFECT OF CONVEYANCE

     The term "Landlord" as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

30.  TENANT'S ESTOPPEL CERTIFICATE

     From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit "D" and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignment of any mortgage upon Landlord's interest in the Premises. If Tenant shall fail to provide such certificate within seven (7) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a Default under this Lease.

31.  SUBORDINATION

     This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the "Superior Lease(s)"), and to all mortgages which may now or hereafter affect the Building, the Property or any of such leases and each of the terms, covenants and conditions thereto (the "Superior Mortgage(s)"), whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute, acknowledge and deliver the instrument attached hereto as Exhibit "E" or any other reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; provided that such instrument shall contain a Nondisturbance Agreement (as defined below). If Tenant fails to execute, acknowledge or deliver any such instrument within seven
(7) business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. As used herein the lessor of a Superior Lease or its successor in interest is herein called "Superior Lessor"; and the holder of a Superior Mortgage is herein called "Superior Mortgagee".

     Notwithstanding the foregoing terms of this Paragraph 31, if a Superior Lease or Superior Mortgage is hereafter placed against or affecting any or all of the Building or the Premises or any or all of the Building and improvements now or at any time hereafter constituting a part of or adjoining the Building, Landlord shall deliver to Tenant nondisturbance agreements ("Nondisturbance Agreements") in writing as part of any required subordination instrument from all lessors under all Superior Leases, from all beneficiaries under all Superior Mortgages, in form and content reasonably acceptable to Tenant, stating that so long as Tenant is not in default under any of the terms, covenants, conditions, or agreements of this Lease, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant's rights nor Tenant's possession of the Premises will be disturbed during the Term of this Lease or any extension thereof. Provided the foregoing provisions are satisfied, Tenant agrees to execute within seven (7) business days after written request of Landlord, any commercially reasonable statements or instruments necessary to effectuate the provisions of this Section.

     If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord's rights herein called "Successor Landlord"), then Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this

Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).

32.  ENVIRONMENTAL COVENANTS

          (a) As used in this Lease, the term "Hazardous Materials" shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601, et. seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq., the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Sections 25100-25600), the Porter-Cologne Water Quality Control Act (California Health and Safety Code Section 13000 et seq.), and the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code Section 25249.5 et seq.). (collectively "Environmental Laws") or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property. The parties acknowledge that the Premises may have been affected by Hazardous Materials as described on Exhibit "F" attached hereto (the "Disclosed Matters") and neither party shall have any liability to the other in connection with the Disclosed Matters.

          (b) Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except for fuel and other supplies for the operation and maintenance of the for the Emergency Generator(s), materials required for the maintenance and repair of the Systems, cleaning supplies and other business supplies customarily used and stored in an office and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials. Attached hereto as Exhibit "G" is a list of all Hazardous Materials to be used at the Premises by Tenant and the quantities thereof (such Hazardous Materials in the quantities described on Exhibit "G" are herein referred to as the "Permitted Hazardous Materials"), which Hazardous Materials and the quantities thereof shall be subject to Landlord's approval; and following such approval, there shall be no change in Hazardous Materials identified on such list or the quantities thereof without Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed.

          (c) If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are necessary, in Landlord's sole discretion, to protect the value of the Premises or the property in which the Premises are located; provided that any applicable and available proceeds from any environmental insurance carried by Landlord shall be made available to Tenant for the cost of performing such obligations. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord's sole discretion, to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand, to the extent not covered by proceeds of environmental insurance received by Landlord.

          (d) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

          (e) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

          (f) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the property in which the Premises is located, damages due to loss or restriction of rentable or useable space, or any damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys' fees, consultant and expert fees) sustained by Landlord during or after the term of this Lease and attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant's agents, employees, contractors or invitees, or (ii) Tenant's breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Landlord shall indemnify, protect, hold harmless and defend Lessee from and against any liabilities, claims, demands, costs, expenses (including without limitation attorneys fees and disbursements) and damages arising in connection with hazardous wastes or substances existing in or about the Land, Project or Premises (i) prior to the Commencement Date of this Lease but only to the extent Landlord is indemnified by a third party and only to the extent Tenant pays any additional cost or liability to Landlord whatsoever in connection with such indemnity of Tenant, or (ii) to the extent brought onto the Project or Premises by Landlord or any of its Agents during the term of this Lease.

          (g) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33.  NOTICES

     All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addressee at Tenant's Address or Landlord's Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord's property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused).

34.  WAIVER

     The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

35.  HOLDING OVER

     Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to (i) one hundred twenty five percent (125%) of the Base Rent last due in this Lease, plus Additional Rent, for the first two months of the hold over, and (ii) the greater of (x) one hundred twenty five percent (125%) of the fair market rental value for the Premises as determined by Landlord or (y) one hundred twenty five percent (125%) of the Base Rent last due in this Lease, plus Additional Rent for the third through the sixth months of the hold over, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. Under no circumstances shall Tenant hold over for a period in excess of six (6) months. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 1 and 32(g), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys' fees and costs; provided that, as long as Tenant's holdover does not exceed six (6) months, Tenant shall not be liable for such loss or liability in excess of six (6) month's fair market rental value for the Premises as reasonably determined by Landlord.

36.  SUCCESSORS AND ASSIGNS

     The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

37.  TIME

     Time is of the essence of this Lease and each and every term, condition and provision herein.

38.  BROKERS

     Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Landlord shall pay a leasing commission to Landlord's Broker which shall pay a commission to Tenant's Broker in connection with their representation of Tenant pursuant to Landlord's agreement with BT Commercial.

39.  LIMITATION OF LIABILITY

     Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises Tenant's remedies shall be limited solely and exclusively to an amount which is equal to the greater of (a) the interest in the Building of the then current Landlord or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is reasonably determined by Landlord) provided that in no event shall such limitation of liability extend to any sales or insurance proceeds received by Landlord or the "Landlord Parties" in connection with the Project, Building or Premises. For purposes of this Lease, "Landlord Parties" shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease beyond the limitations set forth herein. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant's business, including but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

40.  FINANCIAL STATEMENTS

     Within seven (7) business days after Landlord's request, but no more than once in any 12-month period, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied; provided that notwithstanding Tenant's obligation to prepare and provide such audited financial statement only once in any 12-month period, Tenant shall, upon Landlord's reasonable request from time to time within such 12-month period provide written confirmation of such financial statement, or written confirmation of Tenant's financial statement in its most recent quarterly or annual report, as applicable.

41.  RULES AND REGULATIONS

     Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt in the future, from time to time, for the orderly and proper operation of the Building and the Project (collectively, the "Rules and Regulations"). The Rules and Regulations may include, but shall not be limited to, the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish. The then current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations.

42.  MORTGAGEE PROTECTION

          (a) Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

          (b) Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder ("Holder"), by a method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

43.  INTENTIONALLY OMITTED

44.  PARKING

          (a) Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within the Parking Areas whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

          (b) Tenant shall have the right to designate parking spaces within the Parking Area as "Reserved" or "Visitor," in its sole discretion. All parking spaces shall be free of charge for the Term of this Lease.

          (c) Tenant shall be permitted to restripe the Parking Area from time to time in order to increase the number of parking spaces on the Property, provided that Tenant complies with all applicable Laws, Private Restrictions, and the ADA.

          (d) In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).

45.  ENTIRE AGREEMENT

     This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

46.  INTEREST

     Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within three (3) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the greater of (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) twelve percent (12%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

47.  GOVERNING LAW; CONSTRUCTION

     This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises is located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

48.  REPRESENTATIONS AND WARRANTIES OF TENANT

     Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

          (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

          (b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

49.  INTENTIONALLY DELETED

50.  SECURITY

     Tenant shall be responsible for all security for the Premises and the Building. Tenant shall be permitted, without obligation, to install security systems within the Building, provided that at the end of the Term, Tenant shall remove any such security systems at its sole cost and expense, and shall repair and restore the Premises and the Building to their original condition at the commencement of the Term. Landlord and Tenant acknowledge and agree that Landlord shall not provide any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises or the Building.

51.  JURY TRIAL WAIVER

     Tenant hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to
(A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or
(ii) to which Landlord is a party. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 63 1, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

52.  RECORDATION

     With the exception of a memorandum of Tenant's renewal option under
Section 56 hereof, and Tenant's right of first offer to purchase set forth in
Section 57 hereof, executed and in a form suitable for recording in the official records of Santa Clara County, California, which Tenant shall be permitted to record against Landlord's title to the Project, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

53.  INTENTIONALLY OMITTED

54.  FORCE MAJEURE

     Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance cause by a Force Majeure.

55.  ACCEPTANCE

     This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

56.  RENEWAL OPTION (WITH FMV RENT)

          (a) Exercise of Options. Provided Tenant is not in default (beyond applicable notice and grace periods) pursuant to any of the terms and conditions of this Lease, Tenant shall have one (1) option (the "Option") to renew this Lease for an additional ten (10) year period under each Option (the "Option Period") for the period commencing on the date following the Expiration Date upon the terms and conditions contained in this Lease, except, as provided in this Paragraph 56. To exercise the Option, Tenant shall give Landlord notice (the "Extension Notice") of the intent to exercise said Option not less than nine (9) months or more than fifteen (15) months prior to the date on which the Option Period which is the subject of the notice will commence. The notice shall be given as provided in Paragraph 33 hereof. In the event Tenant shall exercise the Option, this Lease will terminate in its entirety at the end of the Option Period and Tenant will have no further Options to renew or extend the Term of this Lease.

          (b) Determination of Base Rent. The Base Rent for the Option shall be determined as follows:

              (i) Landlord and Tenant will have twenty-one (21) days after Landlord receives the Extension Notice within which to agree on the fair market rental value of the Premises as of the commencement date of the Option Period, as defined in subsection (iii) below. If they agree on the Base Rent within twenty-one (21) days, they will amend this Lease by stating the Base Rent;

              (ii)   If Landlord and Tenant are unable to agree on the Base
Rent for the Option Period within twenty-one (21) days, the Base Rent for the Option Period will be the greater of (i) the-fair market rental value of the Premises as of the commencement date of the Option Period as determined in accordance with subsection (iii) hereof, and (ii) the last Base Rent set forth in the Basic Lease Information. As used in this Lease, the "fair market rental value of the Premises means what a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would determine as Base Rent (including initial monthly rent and rental increases) for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in the vicinity of the Project; and

              (iii) Within fifteen (15) days after the expiration of the twenty-one (21) day period set forth in subparagraph (ii) above, Landlord and Tenant shall each appoint one licensed real estate broker with at least ten (10) years experience in the northern San Jose office market, and the two brokers so appointed shall jointly attempt to determine and agree upon the then fair market rental value of the Premises based on documented evidence of comparable transactions in comparable buildings in the general vicinity of the Project. If they are unable to agree, then each broker so appointed shall set one value, and notify the other broker, of the value set by him or her, concurrently with such broker's receipt of the value set by the other broker. The two brokers then shall, together, select a licensed real estate broker, who shall make a determination of the then fair market rental value, after reviewing the reports of the two brokers appointed by the parties, and after doing such independent research as he/she deems appropriate. The value determined by the jointly-selected broker shall be the then fair market rental value of the Premises.

57.  RIGHT OF FIRST OFFER TO PURCHASE

     If at any time during the Lease Term, should Landlord contemplate selling the Building, Landlord shall be required to provide Tenant with the first opportunity to purchase the Building ("Right of First Offer") by delivering written notice to Tenant pursuant to Paragraph 33 hereof ("Right of First Offer Notice"). Tenant shall exercise its Right of First Offer within five (5) business days of Tenant's receipt of the Right of First Offer Notice, by declining such Offer or by accepting the terms of the Offer, in writing. The failure of Tenant to provide Landlord with its written election within such five
(5) business day period shall be deemed Tenant's election to decline the Offer. Within thirty (30) days of Tenant's receipt of the Right of First Offer Notice, Landlord and Tenant shall negotiate the fair market sale price of the Building, and the terms and conditions of the purchase agreement ("Negotiation Period"), and within such thirty (30) day period Tenant shall perform its due diligence inspections of the Building and Building parcel ("Due Diligence Period") and shall close thereafter in accordance with the provisions of the purchase agreement but in no event later than ten (10) days after the end of the aforementioned thirty (30) day period. The parties hereto agree to use their good faith best efforts to arrive at the fair market sales price and a mutually acceptable purchase agreement for the Building.

     In the event that the parties hereto have not agreed upon a sale price and entered into a purchase agreement by the expiration of the Negotiation Period, Landlord shall deliver to Tenant a written statement indicating the final sale price, terms and conditions upon which Landlord is willing to sell the Building ("First Offer Price") and thereafter Landlord may enter into negotiations with third parties for the sale of the Building. In the event that Landlord subsequently negotiates a sale of the Building to a third party at a certain sale price (the "Third Party Price"), with certain terms and conditions (the "Third Party Terms"), and the Third Party Price is more than five percent (5%) less than the First Offer Price, Landlord shall be required to re-offer the Building to Tenant at the Third Party Price with the Third Party Terms. Tenant shall thereafter have five (5) business days to notify Landlord in writing of its acceptance or rejection of the Third Party Price. Failure of Tenant to so notify Landlord within such five (5) business day period shall be deemed Tenant's rejection of the Third Party Price.

58.  ARBITRATION

     In the event of any dispute under this Lease, but excluding any dispute as to whether any action or inaction by either party constitutes a default under this Lease, the parties hereby agree to submit such claims and controversies to arbitration in San Jose, California, according to the rules and practices of the American Arbitration Association from time to time in force. Arbitration may proceed in the absence of either party if fifteen (15) days' notice of the proceedings has been given to such party. There shall be three (3) arbitrators: two (2) attorneys and/or retired judges, and one (1) certified public accountant. A decision agreed on by two (2) of the arbitrators shall be the decision of the arbitration panel. The parties agree to abide by all awards rendered in such proceedings. Any award shall include costs and reasonable attorneys' fees to the successful party. Such awards shall be final and binding on all parties. There shall be no appeal therefrom other than for fraud or misconduct. All awards may be filed with the clerk of one or more courts, State or Federal, having jurisdiction over the party against whom such an award is rendered or its property as a basis of judgment and of the issuance of execution for its collection.

     Nothing in this Lease shall be deemed to prevent the arbitration panel from exercising authority to permit exercise by a party of its legal remedies and it is understood by the parties that there is not intended in this Lease that there be a waiver of a party's right to any remedy which may not be enforced through arbitration, specifically including, but not by way of limitation, the right of setoff, injunctive relief or specific performance.


LANDLORD:

By:  /s/ MICHEL KYAN
    -----------------------------------

Print Name:  Michel Kyan
            ---------------------------

Its:  CEO
     ----------------------------------


By:  /s/ WILLIAM J. RUEHLE
    -----------------------------------

Print Name:  William J. Ruehle
            ---------------------------

Its:  VP & CFO
     ----------------------------------

                                    EXHIBIT A

                             DESCRIPTION OF THE LAND

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL 2, as shown on that Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on October 30, 1989 in Book 607 of Maps, Pages 12 and 13.

                                    EXHIBIT B

                                    SITE PLAN

                                    EXHIBIT C

                        COMMENCEMENT AND EXPIRATION DATE

                              MEMORANDUM LANDLORD:

     TENANT:

     LEASE DATE: February __, 2000

     PREMISES:   Located at

     Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Tenant Improvements completed (except for minor punchlist items which Landlord agrees to complete).

     The Commencement Date of the Lease is hereby established as ____________, 2000 and the Expiration Date is _________________, ____.


TENANT:

By:
    -----------------------------------

Print Name:
            ---------------------------

Its:
     ----------------------------------


Approved and Agreed:

LANDLORD:

--------------------------------------,

a
  -------------------------------------


By:
    -----------------------------------

Print Name:
            ---------------------------

Its:
     ----------------------------------

                                    EXHIBIT D

                          FORM OF ESTOPPEL CERTIFICATE


___________________________ (herein "Tenant") hereby certifies to and its successors and assigns that Tenant leases from ("Landlord") approximately _____ square feet of space (the "Premises") in __________ pursuant to that certain Lease Agreement dated ______ by and between Landlord and Tenant, as amended by ________________ (collectively, the "Lease"), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to _____________, that as of the date hereof:

1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

3. The initial term of the lease commenced _________________ and shall expire ______________. Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises: ________________________________________.

4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows: _______________________.

5. Base Rent payable under the Lease is ____________. Base Rent and additional Rent have been paid through ___________________. There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

6. There are no concessions, bonuses, free months' rent, rebates or other matters affecting the rentals except as follows _____________________________ .

7. No security or other deposit has been paid with respect to the Lease except as follows: ________________________________________.

8. To Tenant's actual knowledge, Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows: ________________________________________.

     Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows: _______________________

10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part, except as set for the Lease. The Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises.

Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises. IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this day of ____________ , __ 2000.

"TENANT"


---------------------------------------

By:
    -----------------------------------

Print Name:
            ---------------------------

Its:
     ----------------------------------

                                    EXHIBIT E

                                     FORM OF
             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


              THIS AGREEMENT is dated the _____day of ____________, 19___, and is made between ________________________, a __________________ having a place of business and mailing address of _________________________________ ("Mortgagee"), and __________________, a _____________ having a place of business and mailing address of ______________________ ("Tenant").


                                   RECITALS:

II. Tenant has entered into a certain lease ("Lease") dated _____________, 20___, with _________________, as lessor ("Landlord") covering certain premises known as _______________________, being part of a premises commonly known as ________________________ and located in ______________________________ (the
"Premises").

III. Mortgagee has agreed to make a mortgage loan in the amount of ____________ ($__________) Dollars (together with all amendments, modifications, supplements, renewals, extensions, spreaders and consolidations thereto, the "Mortgage") to the Landlord, secured by the Premises, and the parties desire to set forth their agreement herein.

NOW, THEREFORE, in consideration of the Premises, and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

A. Said Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the Premises form a part to the full extent of the amounts secured thereby and interest thereon.

B. Tenant agrees that it will attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in said Lease.

C. If it becomes necessary to foreclose the Mortgage, Mortgagee will not terminate said Lease nor join Tenant in summary or foreclosure proceedings (unless such joinder shall be required to protect Mortgagee's interest under the Mortgage and in which case Mortgagee shall not seek affirmative relief from Tenant in such action or proceeding), and so long as Tenant is not in default under any of the terms, covenants, or condition of said Lease beyond all applicable notice and cure periods, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant's rights nor Tenant's possession of the Premises will be disturbed during the Term of this Lease or any extension thereof

D. If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be:

     1. liable for any act or omission of any prior landlord (including Landlord) except to the extent such Landlord default continues uncured after Mortgagee's taking ownership of the Premises and is susceptible of cure by Mortgagee; or

     2. liable for the return of any security deposit not actually received by Mortgagee; or

     3. subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) provided that Tenant shall have the right to offset against rent any unfunded Tenant Allowance owing to Tenant; or

     4. bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord) without Mortgagee's consent and except as expressly required under the Lease; or

     5. bound by any amendment, modification, extensions or renewal of the Lease made without Mortgagee's consent; or

     6. bound by any representation or warranty made by any prior landlord (including Landlord) without Mortgagee's consent.

E. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

F. Tenant agrees to give Mortgagee, by registered or certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rent and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that Tenant shall not terminate the Lease nor abate rents thereunder or claim an offset against rents thereunder unless notice has been given to Mortgagee and Mortgagee has been given a reasonable period of time (including a period of time to commence and complete a foreclosure proceeding, if foreclosure is necessary to cure such default) to cure such default.

G. Tenant acknowledges that it has notice that Landlord's interest under the Lease and the rents thereunder have been collaterally assigned to Mortgagee as part of the security for the obligations secured by the Mortgage. Notice from Mortgagee to Tenant directing payment of rent and all other sums due under the Lease shall have the same effect under the Lease as a notice to Tenant from Landlord and Tenant agrees to be bound by such notice. In the event of any conflict or inconsistency between a notice from Landlord and a notice from Mortgagee, the notice from Mortgagee shall control.

H. This Agreement shall not be modified, amended or terminated except by a writing duly executed by the party against whom the same is sought to be enforced.

I. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the laws of conflicts) of the state in which the Premises are located.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

Mortgagee:


Date:
      ---------------------------------

By:
    -----------------------------------

Its:
     ----------------------------------

Address:
         ------------------------------


Tenant:


By:
    -----------------------------------

Print Name:
            ---------------------------

Its:
     ----------------------------------

                                    EXHIBIT F

                          HAZARDOUS MATERIAL DISCLOSURE

                                    EXHIBIT G

                          PERMITTED HAZARDOUS MATERIALS


                                       73